Exhibit 16.1

August 24, 2016

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have read item 4.01 on Form 8-K of Arête Industries, Inc. dated August 17, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

 /s/ Causey Demgen & Moore P.C.
Causey Demgen & Moore P.C.